Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-285310) and on Form S-8 (Nos. 333-270422 and 333-285311) of GH Research PLC of our report dated March 5, 2026 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Dublin, Ireland
March 5, 2026